Calculation of Filing Fee Tables
S-3
Alpha Teknova, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.00001 per share	457(o)
		Equity	Preferred Stock, par value $0.00001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 2,009,998.00	0.0001531	$ 307.73
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.00001 per share	415(a)(6)						S-3	333-265987	07/12/2022
Carry Forward Securities		Equity	Preferred Stock, par value $0.00001 per share	415(a)(6)						S-3	333-265987	07/12/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-265987	07/12/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-265987	07/12/2022
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-265987	07/12/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-265987	07/12/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 222,990,002.00			S-3	333-265987	07/12/2022	$ 20,671.17
			Total Offering Amounts:				$ 225,000,000.00		$ 307.73
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 307.73
Offering Note
[1]	The Amount Registered and Proposed Maximum Offering Price per Unit are omitted pursuant to Section 2(A)(ii)(b) of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure provided in Item 16(a) of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of rights to purchase common stock, preferred stock, units and other securities and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $225,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $225,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

[2]	The Amount Registered and Proposed Maximum Offering Price per Unit are omitted pursuant to Section 2(A)(ii)(b) of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure provided in Item 16(a) of Form S-3 under the Securities Act. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant's shelf registration statement on Form S-3 (File No. 333-265987), originally filed on July 1, 2022 and declared effective on July 12, 2022 (the "Prior Registration Statement"). The Prior Registration Statement registered the offer and sale of up to $225,000,000 of an indeterminate number of shares of common stock, preferred stock, debt securities, warrants, rights, and/or units. Of such securities, $222,990,002 remain unsold (the "Unsold Shelf Securities"), all of which the registrant has determined to include in this registration statement. In connection with the registration of the Unsold Shelf Securities on the Prior Registration Statement, the registrant paid a registration fee of $20,671.17 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The registrant is not required to pay any additional registration fee with respect to the Unsold Shelf Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Shelf Securities (and associated registration fees) are being carried over from the Prior Registration Statement to this registration statement. Accordingly, the amount of registration fee in the table above reflects only the registration fee attributable to the $2,009,998 of new securities registered on this registration statement. The registration fee previously paid by the registrant relating to the Unsold Shelf Securities included on this registration statement will continue to be applied to such Unsold Shelf Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Shelf Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Shelf Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Shelf Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.